                                                                   Exhibit 15.2


 [LOGO]

Baird, Kurtz & Dobson
                                                City Center Square
                                                1100 Main,  Suite 2700
                                                Kansas City, Missouri 64105
                                                816 221-6300  FAX 816 221-6380
                                                www.bkd.com


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         We are aware that our report dated January 26, 2000 on our review of the interim financial information of Midwest Grain Products, Inc. for the periods ended December 31, 1999 and 1998 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                       S/Baird, Kurtz & Dobson
                                                         BAIRD, KURTZ & DOBSON

Member of
Moores Rowland International

Kansas City, Missouri
January 26, 2000
                                                         Solutions for Success